EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT



Board of Directors and Shareholders
The Dress Barn, Inc.
Suffern, New York



We consent to the incorporation by reference in Registration Statement Nos. 33-17488, 33-47415, 33-60196 and 333-18135 on Form S-8 of The Dress Barn, Inc.
of our report dated September 16, 2002, appearing in this Annual Report on Form 10-K of The Dress Barn, Inc. and Subsidiaries for the year ended July 27, 2002.








Deloitte & Touche LLP
New York, New York
October 14, 2002